UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 27, 2005

SYS
(Exact Name of Registrant as Specified in Charter)

California	000-04169	95-2467354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123
	(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code		858-715-5500

(None)
(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                [  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

                [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2005, SYS, a California corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain institutional investors set forth on the signature pages thereto (collectively, the "Investors"), pursuant to which the Company agreed to sell to the Investors in a private placement transaction an aggregate of 1,427,655 shares of common stock ("Shares") at an aggregate purchase price of approximately $3,355,000 (or $2.35 per Share). As part of the transaction, the Company also agreed to issue to the Investors warrants (the "Warrants") to purchase an aggregate of 428,289 shares of common stock at an exercise price of $2.50 per share. The Warrants become exercisable on the date of the closing of the transaction and expire on June 2, 2010, unless earlier terminated. The transaction was closed on June 2, 2005.

The Company also entered into a Registration Rights Agreement, dated as of May 27, 2005 (the "Registration Rights Agreement"), with the Investors pursuant to which the Company has agreed to file, within 30 days after the closing, a registration statement covering the resale of the Shares sold to the Investors and the shares of common stock issuable upon exercise of the Warrants issued to the Investors.

The foregoing is a summary of the terms of the Purchase Agreement and Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.3, respectively.

Item 3.02. Unregistered Sales of Equity Securities.
On June 2, 2005, the Company completed a private placement of the Shares and Warrants. Pursuant to the terms of the Purchase Agreement, the Company sold an aggregate of 1,427,655 shares of common stock at an aggregate purchase price of approximately $3,355,000 (or $2.35 per share). The Company also agreed to issue to the Investors Warrants to purchase an aggregate of 428,289 shares of common stock at an exercise price of $2.50 per share. The Purchase Agreement and the form of Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively.

The placement agents for the transaction received a cash fee of approximately $201,300.

In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. The Company believes that the Investors are "accredited investors," as such term is defined in Rule 501(a) promulgated under the Securities Act.

As described in Item 1.01 of this current report, the Company also entered into the Registration Rights Agreement with the Investors pursuant to which the Company has agreed to file, within 30 days after the closing, a registration statement covering the resale of the Shares sold to the Investors and the shares of common stock issuable upon exercise of the Warrants issued to the Investors.

Copies of the Purchase Agreement, the form of Warrant issued to the Investors and the Registration Rights Agreement are filed herewith as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On June 3, 2005, the Company issued a press release announcing it has reached an agreement for the private placement of common stock and warrants to certain institutional investors. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1	Securities Purchase Agreement, dated as of May 27, 2005, by and among SYS and the investor parties as identified on the signature pages thereto.

10.2	Form of Warrant to be issued by SYS to the investors in connection with the Securities Purchase Agreement.
10.3	Registration Rights Agreement, dated as of May 27, 2005, by and among SYS and the investor parties as identified on the signature pages thereto.
99.1	Press release, dated June 3, 2005, announcing that SYS has executed and closed on a private placement of common stock and warrants to certain institutional investors (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SYS
(Registrant)

Date: June 3, 2005	By:	/s/ Michael W. Fink
Michael W. Fink, Secretary